UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 22, 2006

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 22, 2006, Rodney E. Schwatken, Vice President, Treasurer, Controller and Chief Accounting Officer of the Company accepted an offer to transfer to another position with the Company. His last day as Treasurer, Controller and Chief Accounting Officer of the Company will be April 12, 2006.

On March 24, 2006, Todd M. Phillips, age 33, was appointed Vice President, Treasurer, Controller and Chief Accounting Officer of the Company, effective April 12, 2006. Mr. Phillips has been with the Company since 2002 and most recently held the position of Assistant Vice President and Assistant Treasurer. Mr. Phillips has been responsible for corporate financial and regulatory reporting, corporate treasury functions and corporate accounting policy, including implementation of accounting policies and procedures and developing and implementing proper internal control over all financial recordkeeping. From February 1999 to September 2002, Mr. Phillips was a Senior Analyst with NovaMed Inc., a NASDAQ-listed company which specializes in owning and operating ambulatory surgery centers. From July 1995 to February 1999, Mr. Phillips was employed by KPMG LLP in Kansas City, Missouri, most recently as an Audit Senior.

The Company is still working out the terms of the Employment Agreement with Mr. Phillips and once finalized an amended 8-K will be filed. The press release announcing Mr. Schwatken’s transfer and Mr. Phillips’ appointment is included as Exhibit 99 and is incorporated herein by reference.

References to the registrant’s website do not incorporate by reference the information on the registrant’s website into this Current Report and the registrant disclaims any such incorporation by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

99	Press Release, dated March 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: March 28, 2006	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer

Exhibit Index

Exhibit

Number

99	Press Release, dated March 28, 2006